EXHIBIT 99.1

Press Release

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Announces Departure of CEO
Andrew Borgstrom; Senior Vice President Brittany McKinney Named Interim CEO

MINNEAPOLIS — September 30, 2010 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced that Andrew Borgstrom has resigned as President, Chief Executive Officer and a Director of the company, effective September 28, 2010.  Borgstrom is leaving in order to devote full-time attention to RapiDemand, a technology M&A advisory firm based in his home state of Illinois.  Under a separate transitional services agreement, Borgstrom will be available to assist AIC with ongoing business initiatives through January 31, 2011.

The company has named Brittany McKinney as the Interim President and CEO.  McKinney, 39, joined AIC three years ago and currently serves as the Senior Vice President for AIC’s Central Region and its Solutions Practices.  McKinney’s 15-year career in the IT services industry, including extensive experience driving growth, building strong relationships with both customers and employees and delivering financial results, will serve as the foundation for her guidance of AIC as it continues its transformation.

“We appreciate Andrew’s contributions during his tenure with the company,” said Doug Neve, AIC’s Chairman of the Board.  “Over the course of the past 10 months, Andrew helped sharpen AIC’s focus on its core IT staffing business and played a key role in driving the operational and financial improvements necessary to move the company towards achieving its goal of profitability.  We wish him well in his future endeavors.”

“Under Brittany’s leadership we will continue to focus on execution, driving top line growth and improving profitability and cash flow,” said Neve. “Brittany has been a key driver in executing AIC’s strategy over the past three years and we are confident she will serve the business well in this new role.

“We remain firmly committed to growing our core IT staffing business and do not expect this transition to impact execution on our strategic plan,” added Neve.  “We look forward to building on the momentum that’s been established to date and returning AIC to its great legacy as a premier IT staffing company.”

About Analysts International Corporation

Analysts International Corporation (Nasdaq: ANLY) is an information technology services company that’s focused on providing configured solutions for its clients.  We proudly serve a broad portfolio of clients throughout the United States with technology staffing, collaboration solutions, platform solutions, project and application solutions and managed services offerings.  For more information, visit us online at www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements made in this press release by AIC or its Chairman of the Board Doug Neve, regarding, for instance: (i) AIC’s ability to execute against its strategic plan, and (ii) management’s beliefs with respect to its ability to manage its business, achieve profitability and return value to its shareholders, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes.  As such, material results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or achieve profitability; (ii) the risk that AIC will not be able to continue to reduce costs or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

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